Exhibit 10.12

SECOND AMENDED TECHNOLOGY LICENSE AGREEMENT

THIS SECOND AMENDED TECHNOLOGY LICENSE AGREEMENT (the “Agreement”) is made and entered into this 26th of August, 2010 (the “Agreement Date”), by and between SenCer Inc., a New York corporation (“Licensor”), and GreenCell, Incorporated, a to be formed Florida Corporation (the “Company”).

WITNESSETH:

WHEREAS, Licensor is the inventor and owner of certain ceramic technology that has applications in a variety of areas including oxygen sensors for home and automotive use, fuel cell technology, and igniter technology as further described herein; and

WHEREAS, Licensor desires to license the technology to Company under the terms hereof;

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS

1.1. “Derivative Technology” means any and all proprietary processes, inventions, discoveries, technology, apparatus, tools, drawings, designs, prototypes, plans, specifications, materials, trade secrets, works of authorship, know-how, standards, documentation, applications, programs, methods, techniques, formulae, protocols, analyses, information and data in any form (whether or not patentable or copyrightable), and any and all other intellectual property or proprietary information discovered, derived or developed from or based upon the Licensor Technology, or as a result of the Company’s use of the Licensor Technology.

1.2. “Licensor Technology” means any and all proprietary processes, inventions, discoveries, technology, apparatus, tools, drawings, designs, prototypes, plans, specifications, materials, trade secrets, works of authorship, know-how, standards, documentation, applications, programs, methods, techniques, formulae, protocols, analyses, information and data in any form (whether or not patentable or copyrightable), and any and all other intellectual property or proprietary information, that presently exists or is developed prior to, on or after the date of execution of this Agreement relating in any way to Licensor’s ceramic composite technology using the UltraTemp, Ceris or Ceros products, including gas igniters, appliance igniters, flue gas sensors, automotive sensor heaters, automotive gas sensors, fuel cell stacks and components, heat and gas distribution products, but excluding plastic welding for automotive components, and operational capabilities related thereto.

1.3. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a government or any branch, department, agency, political subdivision or official thereof.

1.4 “Fields of Use” means UltraTemp, Ceris or Ceros technology for the transportation or appliance gas ignition markets.

2. GRANT OF LICENSE

2.1 Effective as of the Agreement Date, Licensor hereby grants to Company, a perpetual, irrevocable, exclusive, nontransferable (other than as part of a sale of all or substantially all of the assets of the Company, a merger or consolidation of the Company, or other transaction or series of transactions constituting a sale of all or substantially all of the Membership Interests in the Company, or as expressly provided in this Agreement), unlimited, unrestricted, worldwide, fully paid up, royalty-free right and license, to (i) use the Licensor Technology and Derivative Technology (hereinafter, the “Technology”) in any and all transportation applications (the “Fields of Use”) and, (ii) design, develop, manufacture, have manufactured, use, sell, offer for sale, promote, advertise, import, distribute, test or service products embodying or comprised of (in whole or in part) (x) said applications, and/or (y) the Licensor Technology and/or Derivative Technology in the Fields of Use.

2.2 During the term of this Agreement, Licensor agrees that it (i) shall have no right to exploit the Technology (in whole or in part) in the Field of Use; and (ii) shall not disclose or license any Technology (in whole or in part) in the Fields of Use to any Person without the prior written consent of the Company.

2.3 The parties agree that the Company may sublicense its rights hereunder to (i) any customer or client of the Company, without the prior written consent of Licensor or any other Person, and (ii) to any other Person with the prior written consent of Licensor.

3. OWNERSHIP OF DERIVATIVE TECHNOLOGY

3.1 Licensor acknowledges and agrees that the Company shall be the worldwide owner of (i) any and all Derivative Technology made or developed by Licensor or the Company, alone or jointly with others, during the term and within the Fields of Use, and (ii) any and all intellectual property and proprietary rights in such Derivative Technology in the Fields of Use, including without limitation the worldwide patents for such Derivative Technology and all subsidiary rights in such Derivative Technology. Licensor hereby assigns, and upon creation of said Derivative Technology does assign, to the Company all of Licensor’s right, title and interest in and to such Derivative Technology in the Fields of Use, whether made or developed solely by Licensor or jointly with the Company or others. Licensor acknowledges that the decision whether or not to commercialize, exploit or market any Derivative Technology in the Fields of Use is within the Company’s sole discretion and for the Company’s sole benefit.

3.2 To the extent any said Derivative Technology is made or developed by Licensor, alone or joint with others, in the Fields of Use, Licensor agrees to execute all documents requested by the Company and provide assistance to the Company to enable the Company or its designee(s) to secure all rights in and to said Derivative Technology, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company deems necessary to apply for and obtain such rights and to assign and convey to the Company and its successors and assigns any patents or other intellectual property and proprietary rights relating thereto.

4. TERM AND PARTIAL ROYALTY

This Agreement and the license granted hereunder shall become effective as of the Agreement Date and shall continue in perpetuity. However, if after a period of 5 years any portion of the technology has not been developed or brought to market the exclusive nature of this License shall be lost as to the specific aspect of the license, and such technology may be licensed or used elsewhere by SenCer. This License shall continue in a non-exclusive manner as to that technology, and this License shall not be affected as to any applications of the technology that has been developed and brought to market.

In addition, as a result of SenCer adding additional technologies to this License, i.e. “the Igniter” technology, a royalty shall be paid to SenCer, on a quarterly basis, of 2% of the gross sales or further licensing of the Igniter technology, or the sale of products which include that technology. This royalty shall not be paid on any other aspects of this license, and shall be limited to the Igniter, and any products related thereto.

5. REPRESENTATIONS AND WARRANTIES

Licensor represents and warrants to the Company that, as of the date of execution of this Agreement, (i) Licensor is the sole and exclusive owner of all worldwide right, title and interest in and to the Licensor Technology, free and clear of any liens, claims, security interests, encumbrances or demands of third parties, (ii) Licensor has the full right and authority to enter into and grant to the Company, all rights granted under this Agreement, (iii) Licensor is not a party to any agreement and has not granted to any Person any right, license, or privilege that conflicts with this Agreement, (iv) the Licensor Technology is not being infringed and does not infringe the intellectual property or proprietary rights of any Person, (v) the Licensor Technology has not been disclosed to any Person other than the Company, (vi) Licensor has not received written notice of any judicial, administrative or other proceeding or claim pending, or to Licensor’s knowledge threatened, against or otherwise affecting or relating to any of the Licensor Technology or which calls into question (expressly or by implication) the right of the Company to exercise any rights granted to it hereunder, (vii) in no event shall the Company be obligated to pay any fees or any amounts to Licensor or any Person for the assignment, use or exploitation of any Technology, and (viii) upon the request of the Company, Licensor shall, at its own expense, take any and all actions necessary and/or advisable to protect and defend all rights in the Licensor Technology.

6. INDEMNIFICATION; LIMITATION OF LIABILITY

6.1 IN NO EVENT SHALL THE COMPANY, ITS SUBSIDIARIES AND AFFILIATES, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS (OTHER THAN LICENSOR), EMPLOYEES, AGENTS, TRANSFEREES, SUCCESSORS AND ASSIGNS BE LIABLE TO LICENSOR FOR INCIDENTAL, PUNITIVE, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE (AND WHETHER OR NOT ADVISED OF THE POSSIBILITY THEREOF), ARISING FROM ANY CAUSE OF ACTION WHATSOEVER, INCLUDING CONTRACT, WARRANTY, STRICT LIABILITY, OR NEGLIGENCE, ARISING OUT OF OR RELATED TO THIS AGREEMENT.

7. INFRINGEMENT

7.1 In the event that Licensor or the Company learns of any claim or act of any Person that constitutes or may constitute or result in an infringement or other violation of any Technology in the Fields of Use, such party shall promptly notify the other party thereof in writing and provide any available evidence of such infringement.

7.2 Licensor shall have the first right, at its own expense, to institute and prosecute all actions, suits or proceedings against any violation of Licensor Technology in the Fields of Use. The Company shall keep any recovery or damages for infringement derived from any such actions, suits or proceedings. The Company shall reimburse Licensor for reasonable out-of-pocket costs and expenses actually incurred by Licensor in connection with the initiation and prosecution of any such action, suit and proceeding, provided that all such costs and expenses were preapproved by the Company in writing prior to Licensor incurring such costs and expenses. Licensor shall provide any and all documentation requested by the Company in connection with any reimbursable costs and expenses incurred. The Company shall determine the reasonableness of the expenses incurred in its sole discretion.

7.3 If Licensor fails to initiate proceedings to prevent, or otherwise respond to any such violation of Licensor Technology within six (6) months of learning of such violation or receipt of written notice of such violation from the Company, the Company shall have the right upon written notice to Licensor to initiate and/or prosecute, at Licensor’s expense, such actions, suits or proceedings as the Company may deem necessary or appropriate to prevent or terminate such infringement or to recover damages in respect thereof. The Company shall keep any recovery or damages for infringement derived from any such actions, suits or proceedings.

7.4 Licensor shall, at the request of the Company and at Licensor’s expense, render all reasonable assistance, including without limitation joining in as a party, providing testimony and all information and documents in its possession, custody and/or control and any witnesses, as is or may be required in the conduct of any actions, suits or proceedings referred to in this Section 7.

7.5 Notwithstanding anything contained in this Agreement, under no circumstances shall Licensor enter into any settlement or agreement or make any admissions that would affect the rights of the Company with respect to any Technology without first obtaining the written consent of the Company.

8. BANKRUPTCY

The parties hereto agree that the rights to the Technology licensed by Licensor to the Company under this Agreement constitute “intellectual property” as defined in Section 101 (35A) of the United States Bankruptcy Code and that this Agreement shall be governed by Section 365(n) of the United States Bankruptcy Code, as applicable, in the event Licensor voluntarily or involuntarily becomes subject to the protection of the United States Bankruptcy Code and Licensor or the trustee in bankruptcy rejects this Agreement under the United States Bankruptcy Code (“Triggering Event”). Upon the occurrence of a Triggering Event, the Company shall have the right to: (a) treat this Agreement as terminated; or (b) retain the Company’s rights under this Agreement, specifically including, without limitation, the right to exercise its rights granted herein to the Technology. Failure by the Company to assert its right to retain its benefits to the intellectual property embodied in the Technology pursuant to Section 365(n) shall not be construed by the courts as a termination of such contract by the Company under Section 365(n). Any attempted assignment of this Agreement by Licensor or the trustee in bankruptcy to any Person shall be subject to such Person providing “adequate assurance of future performance” (as referenced in Section 365(f) of the United States Bankruptcy Code) to the Company.

9. GENERAL

9.1 Governing Law. This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of laws principles thereof. The venue for any suit or proceeding brought as a result of this Agreement shall be the appropriate federal or state court in Orange County, Florida.

9.2 Notices. Any notice required or permitted to be given by either party shall be given in accordance with the notice provision(s) of the laws of the State of Florida.

9.3 Assignment. Subject to Section 2.1 herein, neither this Agreement nor the license granted or the parties’ respective obligations hereunder may be assigned, delegated, sold or transferred by either party hereto, in whole or in part, without the prior written consent of the other party (any attempt to do so shall be void), which shall not be unreasonably withheld. Licensor further agrees that Licensor’s right, title and interest in and to the Licensor Technology may be not be assigned, delegated, sold or transferred by Licensor, in whole or in part, without the prior written consent of the Company.

9.4 Survival. The terms and conditions set forth in Sections 3, 5, 6 and 7 shall survive any termination of this Agreement.

9.5 Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior negotiations, understandings, undertakings or agreements (whether oral or written) between the parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and permitted assigns. The waiver or failure of a party hereto to require performance of any provision of this Agreement shall not be construed as a waiver of that party’s right to insist on performance of that same provision, or any other provision, at some other time. Any amendment or modification of this Agreement, or any waiver of its terms, in order to be binding, must be written and signed by both Licensor and the Company. If any provision of this Agreement shall be deemed invalid or unenforceable, in whole or in part, or as applied to any circumstance, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall then be construed and enforced to the maximum extent permitted by law. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement, but no counterpart shall be binding unless an identical counterpart shall have been executed and delivered by each of the other parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Agreement Date first written above.

SENCER INC.		GREENCELL, INCORPORATED.

By:	/s/ David D. Burt	By:	/s/ Dan Valladao
Name:	David D. Burt	Name:	Dan Valladao
Title:	President	Title:	CEO